Exhibit 99.1

3 Bethesda Metro Center
Suite 630
Bethesda, MD 20814
Ph:	301.280.1992
Fax:	301.280.1996

At RegeneRx:	At the Financial Relations Board:

J.J. Finkelstein	Tim Grace	Leslie Loyet	Kathy Waller
jjfnk@regenerx.com	Media Inquiries	Investor Inquiries	General Inquiries
301.961.1992	312.640.6667	312.640.6672	312.640.6696

News Release. . .

Key European Patent Granted for RegeneRx’s

Wound Healing Technology

BETHESDA, MD, July 12, 2005 - RegeneRx Biopharmaceuticals, Inc. (AMEX:RGN) (www.regenerx.com) reported today that the first European patent related to its Thymosin beta 4 (Tß4) wound healing technology, licensed from the National Institutes of Health in Bethesda, Maryland, has been granted. The original patent application, filed in 1999, claims numerous compositions, uses and processes related to Tß4. Similar patent applications have been submitted in other territories throughout the world, including the U.S. and Asia. RegeneRx has independently filed over fifty additional world-wide patent applications related to the technology platform.

“Since initiating development of Tß4, it has been our goal to invest heavily in developing and protecting our intellectual property portfolio,” said J.J. Finkelstein, RegeneRx’s President and CEO. “The possibility that Tß4 and its derivatives have many applications as therapeutic and diagnostic agents requires a comprehensive I.P. estate to allow full development of these areas. We are pleased the NIH patent has been granted in Europe and look forward to additional patents in the future.”

RegeneRx Biopharmaceuticals, Inc.

RegeneRx (www.regenerx.com) is a biopharmaceutical company developing Tß4 as a platform technology for the treatment of acute and chronic wounds and for a variety of human diseases involving tissue and organ repair under an exclusive world-wide license from the National Institutes of Health. The company holds over fifty world-wide patents and patent applications related to dermal, ocular, and internal wounds and tissue repair, including the treatment and prevention of cardiac and neurological injuries, as well as issued patents related to the treatment of septic shock. RegeneRx recently received clearance from the U.S. FDA for its first three Phase II dermal wound healing clinical trials and has targeted cardiovascular and ocular wound healing as part of its ongoing clinical development program.

Thymosin Beta 4

Tß4 is a naturally occurring peptide present in virtually all human cells. It is a first-in-class drug candidate that promotes endothelial cell differentiation, keratinocyte migration, collagen deposition, and down-regulates certain inflammatory cells. A key mechanism of action is Tß4’s ability to regulate the cell-building protein, actin, a vital component of cell structure. Additionally, Tß4 directly influences the production of laminin-5, a protein necessary for proper adhesion of certain types of mammalian cells and an important component of the wound healing process. It has also recently been reported that Tß4 can inhibit or prevent apoptosis (programmed cell death) in ocular tissue and cardiac tissue. Researchers at the National Institutes of Health (NIH), and at other academic institutions throughout the U.S., have published numerous scientific articles indicating that Tß4 is effective in accelerating dermal and corneal wound healing in several animal models, under a variety of conditions. A recent article appeared in the scientific journal, Nature, indicating that Tß4 prevents and/or repairs cardiac damage in laboratory animals after a myocardial infarction (heart attack).

The information in this press release may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements concern the Company’s current expectations regarding future events, including the ongoing and prospective development of Tß4 and possible future benefits to the Company, its shareholders, and patients. Due to the nature of product development and the regulatory approval process, the forward-looking statements are subject to risks and uncertainties, including those reflected in the Company’s filings with the Securities and Exchange Commission, particularly its most recent Annual Report on Form 10-KSB. The Company assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company.

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